Exhibit 99.1

    VISUAL NETWORKS ORGANIZES FOR GROWTH, ANNOUNCES KEY SALES APPOINTMENT AND
                             ORGANIZATIONAL CHANGES

ROCKVILLE, MD, January 06, 2003 --Visual Networks(R) (NASDAQ: VNWK), the leading provider of performance management solutions for wide area communications networks and services, today announced a key executive sales appointment and organizational changes aimed at supporting revenue growth, product expansion and organizational efficiencies in the coming year.

As part of this change, Patrick Clark has joined the company to fill the newly created position of executive vice president of worldwide sales. Clark will be responsible for expanding Visual Networks' established business within the tier-one carrier and VAR channels, as well as developing new sales opportunities for Visual Networks' products internationally and in emerging markets.

Mr. Clark, a veteran of the technology industry, has been responsible for building and growing global sales organizations, as well as developing early stage network infrastructure companies. Clark most recently served as General Partner of Windspeed Ventures where he invested in early stage wireless infrastructure and software companies. Prior to that, Clark built and ran global sales organizations for a number of companies including, Paragon Software, Software.com, Computervision and Microcom. In each of these roles, he was not only responsible for growing revenue and profitability through direct sales and channel relationships, but also for contributing to the executive management of the companies.

"With over 25 years of sales experience in the technology industry, Patrick is skilled at managing large sales teams and diverse geographies. His extensive global background and strong track record will be invaluable for Visual Networks, our customers and our shareholders," said Peter Minihane, Visual Networks' interim president and CEO. "We are excited by the new opportunities Pat will bring to Visual Networks in the coming year."

In addition to the appointment of Clark, Visual Networks has also completed a number of organizational changes that are designed to enable the company to continue to meet the growing needs of its tier-one carrier customer base. To facilitate greater focus on the expansion and integration of Visual Networks' suite of performance management products, the company has appointed Steve Hindman as executive vice president of product management and marketing. Previously, Hindman had spent two years as the head of sales and marketing for Visual Networks. Hindman has over two decades of industry experience, with 20 years spent at AT&T where he held a variety of positions with increasing responsibility in product management, marketing and sales. In his new role at Visual Networks, Hindman will assume the leadership of new product initiatives to better serve the company's tier-one carrier customers, both domestically and internationally.

Further supporting these goals, Wayne Fuller has been promoted to executive vice president of operations where he will be responsible for the engineering, technical services, manufacturing and information technology organizations. Fuller joined Visual Networks in 2000 and has over 20 years experience in the telecommunications industry and extensive knowledge in the area of network management. His focus will be to further drive quality and efficiencies in the Visual Networks' engineering and manufacturing teams.

"We exit 2002 as the only company in our space that has been profitable and cash flow positive throughout the entire year. As we enter 2003, our number one priority is growing revenue. We plan to accomplish that by continuing to serve our growing customer base with new products and services, while at the same time developing new revenue opportunities, ensuring organizational efficiencies and maintaining profitability. Today's changes are the first step in executing on this goal," stated Minihane.

About Visual Networks

Visual Networks has the broadest suite of proven performance management solutions for public and private communications networks and services. To find out how the world's leading service providers and enterprises are using Visual Networks' products to increase network reliability and revenues, and dramatically reduce operational expenses and lower their total cost of ownership, visit www.visualnetworks.com or call 1-800-240-4010 for sales information.

Note To Investors

This press release contains forward-looking information within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by those sections. The forward-looking information is based upon current information and expectations regarding Visual Networks and its subsidiaries. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results could materially differ from what is expressed, implied, or forecasted in such forward-looking statements.

Visual Networks assumes no obligation to update the information contained in this press release. Visual Networks' future results may be impacted by risks associated with rapid technological change and the emerging services market, potential fluctuations in quarterly operating results, its dependence upon sole and limited source suppliers and fluctuations in component pricing, its dependence upon key employees, and its ability to retain employees. In addition, the military actions being taken by the US and its allies have created substantial economic and political uncertainties that could have an adverse effect on Visual Network's business. Visual Networks' future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Qs and its Annual Report on Form 10-K.